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                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement No. 333-38765 on Form S-3, Amendment No. 1 to Registration Statement No. 333-38759 on Form S-4 and Registration Statement No. 333-71063 on Form S-8 of Armor Holdings, Inc. of our report dated March 19, 1998, appearing in this Form 10-K/A of Armor Holdings, Inc. for the year ended December 31, 1998 and to the reference to us under the heading of "Experts" in the Prospectuses which are part of these Registration Statements.



/s/ Deloitte & Touche
New York, New York
May 26, 1999